QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-111047, 333-98755, 333-76380, 333-61060, 333-61056, 33-57242, 33-89772, 33-93790, 333-25033, 333-25037 and 333-36636; Forms S-3 Nos. 333-76346, 333-61994, 333-37255, 333-64887, 333-64991 and 333-119412; and Form S-4 No. 333-131608) of Boston Scientific Corporation and in the related Prospectuses of our reports dated February 24, 2006, with respect to the consolidated financial statements and schedule of Boston Scientific Corporation, Boston Scientific Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Boston Scientific Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 27, 2006

QuickLinks

  Exhibit 23
Consent of Independent Registered Public Accounting Firm